Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-4) and related Prospectus of STORE Capital LLC for the registration of $450,000,000 of 4.950% Senior Notes and to the inclusion therein of our report dated March 5, 2026, with respect to the consolidated financial statements of STORE Capital LLC (Successor) and STORE Capital Corporation (Predecessor).

/s/ Ernst & Young LLP

Phoenix, Arizona

April 17, 2026